Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 (No. 333-76842) of our reports dated April 2, 1999 relating to the financial statements and financial statement schedule of The MicroSpring Company, Inc., which appear in such Registration Statement of MedSource Technologies, Inc. We also consent to the references to us under the heading “Experts” in Amendment No. 4 to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 22, 2002